INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 38 to Registration
Statement No. 2-69653 of Centennial Tax Exempt Trust on Form N-1A of our report dated July 23, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings
"Independent Auditors" in the Statement of Additional Information and "Financial
Highlights" in the Prospectus, which is also part of such Registration Statement.

Denver, Colorado
October 25, 2001